Exhibit 99.1

INVESTOR CONTACT: Dennis Halpin	MEDIA CONTACT: Jim Kosowski 304-234-2421 304-234-2440

RELEASE DATE: October 25, 2006
FOR IMMEDIATE RELEASE
WHEELING-PITTSBURGH CORPORATION AND
COMPANHIA SIDERURGICA NACIONAL ANNOUNCE DEFINITIVE AGREEMENT
WHEELING, WV and SAO PAOLO, BRAZIL, October 25, 2006 — Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) and Companhia Siderurgica Nacional (NYSE: SID) today announced that they have entered into a definitive agreement in which Wheeling-Pittsburgh will acquire the North American assets of CSN, creating a strong, well-capitalized steel producer with a more flexible cost structure, broader value-added product offering, access to CSN’s product and process technology, and significant long-term earnings potential. The definitive agreement reflects the strategic arrangement announced on August 3, 2006.
James G. Bradley, Chairman and Chief Executive Officer of Wheeling-Pittsburgh stated, “This agreement marks a new beginning for steelmaking at Wheeling-Pittsburgh and in the Ohio and Monongahela valleys. We are confident that the agreement positions Wheeling-Pittsburgh to deliver sustainable earnings as well as solid future cash flows. CSN is a world-class, fully integrated steel producer with impressive margins and an enviable cash flow, and we look forward to partnering with them as we take Wheeling-Pittsburgh to the next level.”
Under the terms of the agreement, CSN will contribute its modern steel processing facility in Terre Haute, Indiana with current annual pickled and oiled, cold rolled and galvanized products of 1 million tons, provide Wheeling-Pittsburgh exclusive U.S. and Canadian distribution rights for CSN’s flat-rolled steel products and commit to a ten-year slab supply agreement, which will provide a long-term, guaranteed supply of high-quality slabs on favorable payment terms.
CSN will also contribute $225 million in cash through the issuance by the combined company of a convertible debt security that, with the consent of the United Steelworkers, can be converted into equity in three years. Of the $225 million, approximately $150 million will be used for transformative capital improvements — $75 million to build a new energy-efficient furnace that would increase Wheeling-Pittsburgh’s hot strip mill capacity to 4 million tons, and the balance to add a second galvanizing line at Terre Haute. The remaining $75 million will be used to enhance the combined company’s liquidity position.
Marcos Lutz, Managing Director for Infrastructure and Energy, CSN, said, “This transaction will combine CSN’s modern North American assets, capital, slab supply and management expertise with Wheeling-Pittsburgh’s production capabilities to benefit all of our North American stakeholders — shareholders, employees, customers and the communities of which we are a part.

Together, we will create an integrated, value-added production chain that will result in a more flexible cost structure, broader value-added product offerings and significant incremental earnings potential.”
This agreement marks the culmination of an extensive process by Wheeling-Pittsburgh involving a number of potential suitors, as well as the United Steelworkers. In accordance with an agreement reached in September between the Company and the USW, the USW had until October 15, 2006 to submit a bid or assign its right to a designee. No such bid or designation has been made by the USW.
Upon completion, the existing Wheeling-Pittsburgh Corporation as well as CSN’s operating subsidiary in Terre Haute will become wholly owned subsidiaries of a new holding company, which intends to seek a North American stock exchange listing. A new Board of Directors will be created, which will include Mr. Bradley as Chairman, two USW directors, five independent directors, and three directors designated by CSN. Wheeling-Pittsburgh’s current shareholders will receive 50.5% of the combined company. The remaining 49.5% will be held by CSN, which may increase its ownership to 64% upon conversion of the $225 million debt.
Bradley concluded, “Our Board has demonstrated its open-mindedness in creating value for our shareholders and has repeatedly shown its commitment to evaluating all strategic options, including remaining independent. The Board has concluded that the combination with CSN represents a compelling opportunity at this time. We will continue to engage in a productive dialogue with our shareholders and welcome further input as we work constructively through the merger process.”
The Company and CSN expect to file a preliminary proxy statement and prospectus regarding the CSN transaction with the SEC as soon as possible.
The Company’s Annual Meeting of Shareholders to elect its Board of Directors is scheduled for November 17, 2006 at the White Palace in Wheeling, WV. In addition, the Company expects to hold a Special Meeting of Stockholders in January 2007 to vote on the proposed transaction with CSN.
In addition, effective October 25, 2006, the Company has terminated its “poison pill” provision that was adopted in February 2005.
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Wheeling-Pittsburgh Corporation, together with the other participants as indicated below, intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2006 annual meeting of stockholders of Wheeling-Pittsburgh Corporation and subsequently at a special meeting of stockholders to seek approval of the Company’s proposed strategic alliance with CSN. The Company urges its shareholders to read the proxy statement in its entirety when it becomes available because it will contain important information, including information on the participants and their interests in Wheeling-Pittsburgh Corporation. When filed, the proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants in this proxy solicitation are Wheeling-Pittsburgh Corporation and the director nominees included in the proxy statement to be filed with the SEC.

Additional information regarding potential participants in the proxy solicitation and their respective interests may be obtained by reading the proxy statement regarding the proposed strategic alliance if and when it becomes available.
Forward-Looking Statements Cautionary Language
The information contained in this news release and the investor presentation, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of CSN Holdings Corp. and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of CSN, CSN Holdings Corp. and Wheeling-Pittsburgh to realize the expected benefits from the proposed strategic alliance, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh for the remainder of 2006 or for the strategic alliance; (4) the risk of unexpected consequences resulting from the strategic alliance; (5) the risk of labor disputes, including as a result of the proposed strategic alliance or the failure to reach a satisfactory collective bargaining with the production employees; (6) the ability of the strategic alliance to operate successfully within a highly cyclical industry; (7) the extent and timing of the entry of additional competition in the markets in which the strategic alliance will operate; (8) the risk of decreasing prices for the strategic alliance’s products; (9) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (10) rising worldwide transportation costs due to historically high and volatile oil prices; (11) the ability of the strategic alliance to complete, and the cost and timing of, capital improvement projects, including upgrade and expansion of Wheeling-Pittsburgh’s hot strip mill and construction of an additional galvanizing line; (12) increased competition from substitute materials, such as aluminum; (13) changes in environmental and other laws and regulations to which the strategic alliance are subject; (14) adverse changes in interest rates and other financial market conditions; (15) failure of the convertible financing proposed to be provided by CSN to be converted to equity; (16) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbons slabs; and (17) political, legal and economic conditions and developments in the United States and in foreign countries in which the strategic alliance will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. CSN, CSN Holdings Corp. and Wheeling-Pittsburgh assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in CSN’s and Wheeling-Pittsburgh’s filings with the SEC.
About Wheeling-Pittsburgh
Wheeling-Pittsburgh was organized as a Delaware corporation on June 27, 1920 under the name Wheeling Steel Corporation. Its headquarters is located in Wheeling, WV, with major production facilities in the Upper Ohio and Monongahela valleys. Wheeling-Pittsburgh is a holding company that, together with its several subsidiaries and joint ventures, produces steel and steel products using both integrated and electric arc furnace technology. The Company has slab making production capacity of 2.8 million short tons and hot rolling capacity of 3.4 million short tons. Approximately 65 percent of its sales are comprised of high value-added products.
About Companhia Siderurgica Nacional
CSN is a leading global steel producer with operations in Latin America, North America, and Europe. CSN is a fully integrated steel producer, the largest coated steel producer in Brazil, with current capacity of 21.5 million tons of iron ore, 5.6 million tons of crude steel, 5.1 million tons of rolled products and 2.9 million tons of coated steel capacity.
CSN’s process is based on the integrated steelworks concept that uses the Company’s own sources of iron ore. Besides the iron ore mine, CSN controls logistics assets — ports and railways — that enable an extremely cost efficient and reliable loading and unloading of slabs and ore for deep sea vessels. This integrated steelworks concept allows CSN to be one of the most cost competitive steel producers in the world.
CSN has had operations in the United States since 2001 through its wholly owned subsidiary Companhia Siderurgica Nacional, LLC (formerly known as Heartland Steel) located at Terre Haute, Indiana. Companhia Siderurgica Nacional LLC has an annual production capacity of 1 million tons of pickled and oiled, cold rolled and galvanized products. CSN shares are traded on the Sao Paolo (BOVESPA) and New York (NYSE) stock exchanges.
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